Exhibit 99.1

POWER OF ATTORNEY

The undersigned understands that he, from time to time, may be required to prepare, execute and file certain federal and state securities laws filings.

Know all by these presents, that the undersigned hereby constitutes and appoints each of Leigh Ann Clifford, Jerry Derevyanny and Jake Wooten and any of them signing singly, and with full power of substitution, the undersigned’s true and lawful attorney-in-fact to:

(1) prepare, execute and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Sections 13(d) and 16(a) of the Securities Exchange Act of 1934 (the “1934 Act”) or any rule or regulation of the SEC;

(2) prepare and execute for and on behalf of the undersigned federal and state securities laws filings including without limitation and Schedules 13D and 13G and Forms 3, 4, and 5 in accordance with Sections 13(d) and 16(a) of the 1934 Act and the rules thereunder;

(3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such federal and state securities laws filings including without limitation Schedules 13D and 13G and Forms 3, 4, and 5, complete and execute any amendment or amendments thereto, and timely file such form with the and any stock exchange or similar authority; and

(4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned’s responsibilities to comply with federal and state securities laws, including without limitation Section 13 and Section 16 of the 1934 Act.

This Power of Attorney and all authority conferred hereby shall not be terminated by operation of law, whether by the death or incapacity of the undersigned or by occurrence of any other event. Actions taken by an attorney-in-fact pursuant to this Power of Attorney shall be as valid as if any event described in the preceding sentence had not occurred, whether or not the attorney-in-fact shall have received notice of such event. Notwithstanding the foregoing, (i) in the event that an attorney-in-fact is no longer employed by 4Front Ventures Corp., or any of its subsidiaries or affiliates, this Power of Attorney and all authority conferred hereby shall be immediately terminated with respect to such Attorney, and (ii) the undersigned may terminate or revoke this Power of Attorney at any time.

(signature page follows)

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 15th day of January 2020.

/s/ Arkadi Gontmakher
Arkadi Gontmakher

Signature Page to Power of Attorney